UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 14, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(e).     On July 8, 2011, the Compensation Committee of Radius Health, Inc. (the “Company”) recommended, and on July 14, 2011 the Board of Directors approved, the base compensation for 2011 to be paid by the Company to the Company’s named executive officers as defined by item 402(a) of Regulation S-K: (i) Gary Hattersley, Ph.D, Vice President Biology (“Hattersley”); (ii) Louis O’Dea, MB, Senior Vice President, Chief Medical Officer; (“O’Dea”) (iii) C. Richard Lyttle, Ph.D, Director, President and Chief Executive Offer (“Lyttle”); and (iv) Nick Harvey, Senior Vice President, Chief Financial Officer, Treasurer and Secretary (“Harvey” and together with Hettersley, O’Dea and Lyttle, the “Named Executive Officers”). The approved changes provide that Hattersley will receive a base salary of $230,576 per year beginning January 1, 2011, O’Dea will receive a base salary of $328,944 per year beginning January 1, 2011, Lyttle will receive a base salary of $389,980 per year beginning January 1, 2011, and Harvey will receive a base salary of $288,936 per year beginning January 1, 2011.

Item 502(f).     On July 8, 2011, the Compensation Committee of the Company, based on the established goals for 2010 executive bonuses (the “2010 Bonus Plan”), recommended, and on July 14, 2011 the Board of Directors approved, the award of cash bonuses for the Company’s Named Executive Officers as set forth on the table below.  Under the 2010 Bonus Plan each executive officer is eligible to receive an annual performance-based cash bonus, in an amount up to a fixed percentage of his base salary. At the beginning of each year the board develops with input from our President and Chief Executive Officer a list of corporate goals for the year that would be used as a guideline to assess the annual performance of the executive officers. As soon as practical after the year is completed, the board reviews actual performance against the stated goals and determines subjectively what it believes to be the appropriate level of cash bonus. Whether or not a cash bonus is paid is entirely at the discretion of the board of directors.

The total 2010 compensation for each Named Executive Officer reported in the Summary Compensation Table on page 51 of the Company’s Form S-1 filed with the Securities and Exchange Commission on June 23, 2011, has been recalculated to include the 2010 bonuses as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

Richard Lyttle,	2010	378,622	189,311	0	0	0	0	1715	569,648
President, Director, and Chief Executive Officer	2009	369,387	73,877	0	0	0	0	1,584	444,848

Nick Harvey,	2010	278,492	105,827	0	0	0	0	1,305	385,624
Sr. Vice-President, Treasurer, Secretary and Chief Financial Officer and Director	2009	271,700	40,755	0	0	0	0	851	313,306

Louis O’Dea	2010	319,363	130,939	0	0	0	0	1,032	451,334
Sr. Vice-President and Chief Medical Officer	2009	311,574	51,410	0	0	0	0	105	363,089

Gary Hattersley,	2010	223,860	69,397	0	0	0	0	240	293,497
Vice President, Biology & Pharmacology	2009	218,400	27,300	0	0	0	0	240	245,940

Notes:

(1) Bonuses related to prior years are shown in same year, even if paid subsequent to year end.

(2) All amounts are attributable to life insurance premiums paid by Radius.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date:	July 21, 2011	By:	/s/ B. Nicholas Harvey
			Name:	B. Nicholas Harvey
			Title:	Chief Financial Officer